Exhibit 99.1

Aethlon Medical Announces Ebola Humanitarian Use Device Submission to the FDA

SAN DIEGO, April 9, 2015 /PRNewswire/ --Aethlon Medical, Inc. (OTCQB:AEMD), a pioneer in developing targeted therapeutic devices to address infectious diseases and cancer, announced today that it has submitted a Humanitarian Use Device submission to the United States Food and Drug Administration (FDA) to support potential market clearance of the Aethlon Hemopurifier® as a treatment for Ebola virus. The Hemopurifier is a first-in-class bio-filtration device designed for the single-use removal of viruses and shed glycoproteins from the circulatory system of infected individuals. The device targets antiviral drug resistance and could serve as a first-line countermeasure against Ebola and other viruses that are not addressed with proven drug therapies.

A Humanitarian Use Device (HUD) is intended to benefit patients by treating or diagnosing a disease or condition that affects or is manifested in fewer than 4,000 individuals in the United States per year. If the HUD application is designated by the FDA, Aethlon may then submit a Humanitarian Device Exemption (HDE) marketing application to the Center for Devices and Radiological Health (CDRH) for marketing review. There is no assurance that Aethlon will receive HDE approval to market the Hemopurifier as a treatment for Ebola virus.

About Aethlon Medical, Inc.

Aethlon Medical creates medical devices that target unmet therapeutic needs in infectious disease and cancer.  The company's lead product is the Aethlon Hemopurifier®, a first-in-class device that selectively targets the rapid elimination of circulating viruses and tumor-secreted exosomes that promote cancer progression.  Exosome Sciences, Inc. is a majority owned subsidiary that is advancing exosome-based products to diagnose and monitor cancer, infectious disease and neurological disorders. Additional information can be found online at www.AethlonMedical.com and connect with the Company on Twitter, LinkedIn, Facebook and Google+.

Certain statements herein may be forward-looking and involve risks and uncertainties.  Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Aethlon Medical, Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such potential risks and uncertainties include, without limitation, that Exosome Sciences, Inc. will not be able to commercialize its future products, including any that can be described as a liquid biopsy, that the FDA will not approve the initiation of the Company's future clinical programs or provide market clearance of the company's products, future human studies whether revenue or non-revenue generating of the Aethlon ADAPT™ system or the Aethlon Hemopurifier® as an adjunct therapy to improve patient responsiveness to established cancer or hepatitis C therapies or as a standalone cancer or hepatitis C therapy or as a broad spectrum defense against viral pathogens, including Ebola, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products either internally or through outside companies and provide its services, the impact of government regulations, patent protection on the Company's proprietary technology, the ability of the Company to meet the milestones contemplated in the DARPA contract, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. In such instances, actual results could differ materially as a result of a variety of factors, including the risks associated with the effect of changing economic conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

James A. Joyce
Chairman and CEO
(Office) 858.459.7800 x301

(Cell) 619-368-2000
jj@aethlonmedical.com

Jim Frakes
Chief Financial Officer
858.459.7800 x300
jfrakes@aethlonmedical.com